EXHIBIT 10.2

ROYAL GOLD, INC.

FORM OF AMENDMENT TO

EQUITY AWARD AGREEMENTS

This AMENDMENT (“Amendment”), dated as of February 25, 2016, amends the terms and conditions of those certain equity award agreements governing the terms of equity awards set forth on Exhibit A granted under the Company’s 2004 Omnibus Long-Term Incentive Plan (“2004 LTIP”), by and between Royal Gold, Inc., a Delaware corporation (the “Company”), and [          ] (“Grantee”).  Terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the 2004 LTIP and in the specified award agreement.

RECITALS

WHEREAS, the Compensation, Nominating and Governance Committee (the “Committee”) of the Board of Directors of the Company has full and final authority to amend, modify or supplement the terms of any outstanding equity award, pursuant to Section 3.3 of the 2004 LTIP.

WHEREAS, the Committee has approved an amendment to each outstanding equity award agreement issued under the 2004 LTIP, to permit the Company to “withhold” (replacing “cause an immediate forfeiture of”) shares of stock resulting from (1) the vesting of restricted stock or performance shares, or (2) the exercise of options or stock appreciation rights, in an amount equal to the withholding or other taxes due.

AMENDMENT

The equity award agreements set forth on Exhibit A are hereby amended as set forth below.

1.              Amendment to Performance Share Agreements. As to any equity award agreements set forth on Exhibit A that are Performance Share Agreements, the paragraph titled “Withholding Taxes” is replaced and superseded by the following:

Withholding Taxes

You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting in Performance Shares or your acquisition of Stock under this grant.  In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to:  (i) require such payments from you; (ii) withhold such amounts from other payments due to you from the Company or any Affiliate; or (iii) withhold shares of Stock subject to the Performance Shares granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

2.              Amendment to Restricted Stock Agreements. As to any equity award agreements set forth on Exhibit A that are Restricted Stock Agreements, the paragraph titled “Withholding Taxes” is replaced and superseded by the following:

Withholding Taxes

You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Restricted Stock acquired under this grant.  In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to:  (i) require such payments from you; (ii) withhold such amounts from other payments due to you from the Company or any Affiliate; or (iii) withhold shares of Restricted Stock granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

3.              Amendment to Incentive Stock Option Agreements. As to any equity award agreements set forth on Exhibit A that are Incentive Stock Option Agreements, the paragraph titled “Withholding Taxes” is replaced and superseded by the following:

Withholding Taxes

You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Stock acquired under this option.  In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to:  (i) require such payments from you; (ii) withhold such amounts from other payments due to you from the Company or any Affiliate; or (iii) withhold shares of Stock subject to the option granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

4.              Amendment to Stock Appreciation Rights (“SARs”) Agreements. As to any equity award agreements set forth on Exhibit A that are Stock Appreciation Rights Agreements, the paragraph titled “Withholding Taxes” is replaced and superseded by the following:

Withholding Taxes

You will not be allowed to exercise the SARs unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the exercise of the SARs.  In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to:  (i) require such payments from you; (ii) withhold such amounts from other payments due to you from the Company or any Affiliate; or (iii) withhold shares of Stock subject to the exercised SARs pursuant to this Agreement in an amount equal to the withholding or other taxes due.

No Impairment.  The Amendment does not impair the Grantee’s rights under the existing terms of the respective award and does not otherwise violate any provision of the 2004 LTIP.

Continuing Effect.  Except as specifically provided herein, the equity award agreements amended by this Amendment shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

Binding Effect.  The Amendment shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

Governing Law.  The Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunto duly authorized as of the date referred to above.

ROYAL GOLD, INC.

By:

Name:

Title:

2

Exhibit A

I certify that I have carefully read and I understand the foregoing Amendment which applies to each of my outstanding equity award agreements issued under the Royal Gold 2004 Omnibus Long-Term Incentive Plan, as listed below.  The Amendment permits the Company to “withhold” shares of stock resulting from (1) the vesting of restricted stock or performance shares, or (2) the exercise of options or stock appreciation rights, in an amount equal to the withholding or other taxes due.

Performance Share Agreements:

Restricted Stock Agreements:

Incentive Stock Option Agreements:

Stock Appreciation Rights Agreements:

GRANTEE:

Date